Exhibit 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

Date:	January 22, 2010
Company:	Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333
Contact:	Mark S. Allio
Chairman, President and CEO
Phone:	330.576.1334	Fax: 330.666.7959

CENTRAL FEDERAL CORPORATION ANNOUNCES DATE FOR ANNUAL MEETING

Fairlawn, Ohio – January 22, 2010 – Central Federal Corporation (NASDAQ: CFBK) announced today that its Annual Meeting of shareholders will be held on May 20, 2010 at the Fairlawn Country Club, 200 North Wheaton Road, Fairlawn, Ohio at 10:00 AM. The record date for shareholders eligible to vote at the meeting is April 9, 2010.

About Central Federal Corporation and CFBank

Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank has four full-service banking offices in Fairlawn, Calcutta, Wellsville and Worthington, Ohio. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com.

Forward-Looking Information
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures; (iii) fluctuations in interest rates; (iv) the level of defaults and prepayments on loans made by CFBank; (v) unanticipated litigation, claims or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and (vii) regulatory changes. Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.